Exhibit 10.12

THIS INSTRUMENT WAS PREPARED BY, AND WHEN RECORDED SHOULD BE RETURNED TO: Steven
J. Dickinson, Dorsey & Whitney LLP, 801 Grand, Suite 3900, Des Moines, Iowa 50309, (515) 283-1000

                                    MORTGAGE,
                               LEASEHOLD MORTGAGE,
                              ASSIGNMENT OF RENTS,
                               SECURITY AGREEMENT
                                       AND
                           FIXTURE FINANCING STATEMENT

                                      FROM
                          PENINSULA GAMING COMPANY, LLC
                                       TO
                   FIRSTAR BANK OF MINNESOTA, N.A., AS TRUSTEE

NOTICE: This Mortgage secures credit in the amount of $140,000,000. Loans and advances up to this amount, together with interest, are senior to indebtedness to other creditors under subsequently recorded and filed mortgages and liens.

This Mortgage contains an after-acquired property clause.

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            This Mortgage (the "Shore Mortgage") is made as of July 15, 1999, by
Peninsula Gaining Company, LLC, a Delaware limited liability company (the "Company"), in favor of Firstar Bank of Minnesota, N.A., as trustee (the "Trustee") under the Indenture dated as of July 15, 1999 (the "Indenture") among the Company, Peninsula Gaining Corp., a Delaware corporation, the Trustee and certain Subsidiary Guarantors, as defined therein.

                                    RECITALS

            WHEREAS, the Company is the sole owner of (i) a fee simple interest (the "Fee Simple Interest") for certain premises located in Dubuque County, Iowa and more particularly described on Exhibit A attached hereto, and (ii) leasehold interests (the "Leasehold Interests") created under leases with respect to certain premises located in Dubuque County, Iowa and more particularly described on Exhibit B attached hereto (collectively, the "Leases") (such Leasehold Interests and Fee Simple Interest are hereinafter referred to as the "Real Property"); and

            WHEREAS, pursuant to the Indenture the Company has issued its 12 1/4% Senior Secured Notes due 2006 (together with any replacements thereof as provided in the Indenture and as the same may be amended or supplemented from time to time hereafter, the "Notes") in the initial aggregate principal amount of $71,000,000, subject to increase as provided in the Indenture and maturing on July 1, 2006. The Indenture provides that to secure performance by the Company of its obligations under the Indenture, including payment of the Notes, the Company will execute and deliver this Shore Mortgage to the Trustee. The Indenture, this Shore Mortgage, the Security Documents (as defined in the Indenture) and any other document referred to in or made with reference to the Notes are hereby incorporated by reference, and are sometimes collectively referred to as "Transaction Documents."

                                GRANTING CLAUSES

            NOW, THEREFORE, in consideration of ten dollars and other good and valuable consideration, the receipt of and sufficiency of which are hereby acknowledged, and to secure

            (i) the payment when due of indebtedness evidenced by the Notes in the maximum principal sum of $140,000,000 payable to the order of the Holders, bearing interest as set forth in the Indenture and maturing on July 1, 2006, such date being the "Maturity Date," and any notes exchanged for the Notes or issued in replacement of the Notes (in each case pursuant to the terms of the Indenture), including, without limitation, all accrued and unpaid interest thereon, and premiums and penalties, if any, thereon, including late payment charges and Additional Interest (as defined in Section 5.2 hereof),

            (ii) the payment by the Company if and when due of (a) the Change of Control payment (as defined in Section 4.14 of the Indenture), in an amount not to exceed such amount calculated in accordance with Section 4.14 of the Indenture, and (b) amounts due in connection with an Excess Proceeds Offer (as defined in Section 4.10 of the Indenture) in an amount not to


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exceed such amount calculated in accordance with Section 4.10 of the Indenture, in either case together with interest thereon as set forth in the Indenture, and premiums and penalties, if any, thereon, including Additional Interest,

            (iii) all other sums that may or shall become due hereunder, in connection with the Notes or under the other Transaction Documents, including the costs and expenses of enforcing any provision of any of the foregoing documents or any extensions or modifications of the Notes or any substitutions therefor,

            (iv) the reimbursement to the Trustee of all monies which may be advanced as herein provided and of any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred or paid on account of any litigation at law or in equity that may arise in respect of this Shore Mortgage or the obligations secured hereby or the lands and premises and other property herein mentioned or in obtaining possession of said lands and premises and other property after any sale that may be made as hereinafter provided,

            (v) the payment by the Company to the Trustee of all sums, if any, as may be duly expended or advanced by the Trustee in the performance of any obligation of the Company as provided hereunder,

            (vi) the payment of any and all other indebtedness that this Shore Mortgage by its terms secures and

            (vii) the performance and observance of the covenants, agreements and obligations of the Company contained herein and in the other Transaction Documents

(all obligations and sums included in the foregoing clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) being hereinafter collectively referred to as the "Secured Obligations"), and in order to charge with such performance and with such payments said lands and premises and other property hereinafter described and the rents, revenues, issues, income and profits thereof, the Company does hereby mortgage, affect, hypothecate, to inure to the use and benefit of the Trustee (as trustee under the Indenture), and its successors and assigns, all right, title and interest of the Company now or hereafter owned or leased, in, to or under, or derived from each and all of the following properties, estates, rights, titles and interests (collectively, the "Mortgaged Property"):

                  (a) the Real Property and all tenements, hereditaments,
            appurtenances, estates and rights in and to any of the Real Property and all component parts of the Real Property, including without limitation all of the Company's right, title and interest as tenant under the Leases;

                  (b) all buildings, improvements and other structures now or hereafter located on any of the Real Property (the "Improvements");


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                  (c) all of the Company's right, title and interest in and to all servitudes, easements, rights-of-way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, title, interests, privileges, liberties, prescriptions, advantages and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to any of the Real Property or the Improvements;

                  (d) all of the Company's right, title and interest in and to any right to purchase, or to use and occupy, any land adjacent to any of the Real Property and any land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining any of the Real Property;

                  (e) all of the Company's right, title and interest, to all machinery, apparatus, equipment, fittings, fixtures and other property of every kind and nature whatsoever now or hereafter located upon any of the Real Property or the Improvements, and all component parts of any building or other construction located on any of the Real Property or appurtenances thereto, and used in connection with the operation and occupancy of any of the Real Property or the Improvements, and all building equipment, material and supplies of any nature whatsoever now or hereafter located in or upon any of the Real Property or the Improvements, including, without limitation, all metals, lumber and lumber products, bricks, stones, building blocks, sand, cement, roofing materials, paint, doors, windows, hardware, wires, wiring and other building materials and any building equipment, materials and supplies obtained for use in connection with any of the Real Property or the Improvements and all additions, replacements, modifications and alterations of any of the foregoing, including, but without limiting the generality of the foregoing, all heating, lighting incinerating and power equipment, engines, pipes, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating and communications apparatus, air cooling and air conditioning apparatus, elevators, ducts and compressors and all other equipment and fixtures (collectively, the "Fixtures"). The Company acknowledges that all Fixtures are part and parcel of the real estate and appropriated to the use of the real estate and, whether or not affixed or annexed to the Improvements, shall for the purpose of this Shore Mortgage be deemed conclusively to be real estate and mortgaged hereby;

                  (f) all of the Company's right, title and interest to all
            plans and specifications for the Real Property and the Improvements, all contracts with architects and engineers responsible for the design of the Improvements, the preparation or evaluation of any of such plans and specifications or the supervision of the construction of any of the Improvements, all contracts to which the Company is now or hereafter a party providing for the connection therewith or


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            the furnishing or installation of any Fixtures or other personal property in connection therewith, all contracts to which the Company is now or hereafter a party providing for the management of the construction of any of the Improvements, all rights of the Company as a third party beneficiary under all contracts and subcontracts pertaining to the Real Property or the Improvements as to which the Company is not a party, all payment and performance bonds relating to the Real Property or the Improvements and all other contracts and agreements related to the design, management, construction, equipping and development of the Real Property or the Improvements (collectively, the "Construction Documents");

                  (g) all of the Company's right, title and interest to all
            awards or payments, and any interest paid or payable with respect thereto, that may be made with respect to all or any portion of the Real Property, the Improvements or the Fixtures, whether from the exercise of right of condemnation, eminent domain or similar proceedings (including any transfer made in lieu of the exercise of said right), or from any taking for public use, or for any other injury to or decrease in the value of all or any portion of the Real Property, the Improvements or the Fixtures, or as a result of the exercise by any governmental authority of any right or option to purchase any of the Real Property, all of the foregoing to be held, applied and paid in accordance with the provisions of this Shore Mortgage (collectively, the "Eminent Domain Awards");

                  (h) all of the Company's right, title and interest to all
            proceeds of, and any unearned premiums on, any insurance policies covering all or any portion of the Real Property, the Improvements or the Rents (as hereinafter defined), including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to all or any portion of the Real Property or the Improvements and any interest actually paid with respect thereto, all of the foregoing to be held, applied and paid in accordance with the provisions of this Shore Mortgage (collectively, the "Insurance Proceeds");

                  (i) all of the Company's right, title and interest as lessor or landlord to all leases and other agreements affecting the use or occupancy of any of the Real Property or the Improvements now in effect or hereafter entered into (including, without limitation, subleases (including subleases of the Leases, licenses, concessions, tenancies and other occupancy agreements covering or encumbering all or any portion of the Real Property or the Improvements), but excluding any licenses and permits to the extent not assignable under applicable law, including without limitation, liquor and gaming licenses, together with any modifications, extensions or renewals of the same (collectively, excluding the Leases, the "Space Leases") and the rents, revenues, issues, income, products and profits of the Real


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            Property and the Improvements, including, without limitation, any security deposits or other funds deposited with the Company pursuant to the Space Leases (collectively, the "Rents"), together with any guarantees of the Space Leases or Rents delivered to the Company from time to time, and any modifications, extensions and renewals of any such guarantees, together with the right, but not the obligation, to exercise options, to give consents and to collect, receive and receipt for the Rents and apply the Rents to the payment of the Secured Obligations and to demand, sue for and recover the Rents (when due and payable), subject to a license in favor of the Company in respect thereof prior to the occurrence of an Event of Default (as defined in Section 5.1 hereof); and

                  (j) any and all other, further or additional rights, title, estates and interests of the Company in and to any of the Real Property or the Improvements or the Fixtures, and all renewals, substitutions and replacements of and all additions and appurtenances to any of the Real Property or the Improvements or the Fixtures or constructed, assembled or placed on any of the Real Property or the Improvements, and all conversions of the assemblage, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by the Company, shall become subject to the lien of this Shore Mortgage as fully and completely, and with the same effect, as though now owned by the Company, the Company expressly agreeing that if the Company shall at any time acquire any other right, title, estate or interest in and to any of the Real Property, the Improvements or the Fixtures, the lien of this Shore Mortgage shall automatically attach to and encumber such other right, title, estate or interest as a first lien thereon.

            AND, as additional security, the Company hereby grants to the Trustee a continuing security interest in (a) the Fixtures, (b) the Construction Documents, (c) the Insurance Proceeds, (d) the Eminent Domain Awards, (e) the Space Leases, (f) the Rents, (g) all proceeds of the foregoing and (h) all proceeds of any of the Real Property and the Improvements (collectively, the "Security Interests Property") and this Shore Mortgage shall be effective as a security agreement pursuant to the Uniform Commercial Code as enacted and in effect in the state in which any of the Real Property is located (the "Code").

                                    HABENDUM

            TO HAVE AND TO HOLD the Mortgaged Property, the rights and privileges hereby conveyed or assigned, or intended so to be, unto the Trustee (as trustee under the Indenture), its successors and assigns, forever for the uses and purposes and subject to the terms and conditions herein set forth.

            SUBJECT, HOWEVER, to Permitted Liens (as defined in the Indenture).


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            PROVIDED NEVERTHELESS, should the Company pay and perform all the
Secured Obligations in accordance with the Indenture and the Security Documents, then these presents will be of no further force and effect, and this Shore Mortgage shall be satisfied by the Trustee, at the expense of the Company.

            The Company FURTHER agrees as follows:


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                                    ARTICLE I
                                    COVENANTS

            Section 1.1 Performance of Obligations. The Company shall pay and perform the Secured Obligations. Time is of the essence hereof.

            Section 1.2 Further Assurances. If the Trustee requests, the Company shall sign and deliver and cause to be recorded as the Trustee shall reasonably direct any further mortgages, instruments of further assurance, certificates and other documents as the Trustee may consider reasonably necessary or desirable in order to perform, perfect, continue, and preserve the obligations of the Company under the Transaction Documents. The Company further agrees to pay to the Trustee, upon demand, all costs and expenses incurred by the Trustee in connection with the preparation, execution, recording, filing and refiling of any such documents, including attorneys' fees and title opinion or title insurance costs.

            Section 1.3 Operation and Maintenance; Compliance with Laws. The Company shall cause the Mortgaged Property to be maintained in normal working order and condition, reasonable wear and tear excepted, and the Company shall make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of the business of the Company. The Company shall comply or cause compliance with all laws, ordinances and regulations of any governmental authority with reference to the Mortgaged Property and the manner of using or operating the same, including any Environmental Laws or Regulations and Accessibility Regulations, as hereafter defined, and with any restrictive covenants affecting the title to the Mortgaged Property, and with the terms of all insurance policies relating to the Mortgaged Property.

            Section 1.4 Payment of Utilities, Impositions, Liens. The Company shall pay or cause to be paid when due all charges or fees for utilities and services supplied to the Mortgaged Property. The Company, at least five (5) days before any penalty attaches thereto, shall pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges or levies (collectively, "Impositions") imposed upon or against it, its income or profits, the Mortgaged Property or rents therefrom, or upon or against the Secured Obligations, or upon or against the interest of the Trustee in the Mortgaged Property or the Secured Obligations, except Impositions measured by the income of the Trustee. The Company shall provide evidence of such payment at the Trustee's request. This Shore Mortgage is and shall be maintained by the Company as a valid first mortgage lien and first security interest in the Mortgaged Property, subject only to the Permitted Liens (as defined in the Indenture) and such other matters as may be expressly permitted under the Indenture. Except as otherwise provided in the Indenture, the Company shall not, directly or indirectly, create or suffer, or permit to be created or suffered, against the Mortgaged Property or any part thereof, and the Company will promptly discharge any Lien (as defined in the Indenture) or other Imposition that may affect the Mortgaged Property or any part thereof, or any interest therein, except the Permitted Liens. If any Lien not permitted hereunder is filed, the Company will cause the same to be discharged promptly by payment or


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bonding or otherwise to the satisfaction of the Trustee and will exhibit to the
Trustee evidence of payment, discharge, bonding or other disposition satisfactory to the Trustee.

            Section 1.5 Intentionally omitted.

            Section 1.6 Insurance. The Company shall maintain insurance on the Mortgaged Property as specified in Section 4.16 of the Indenture. Such insurance shall include, unless waived in writing by the Trustee, the following:

                  (a) Unless such types of insurance are no longer reasonably commercially available, the Company shall maintain all insurance required by the Indenture and in addition, with respect to the Real Property and the Improvements, as follows: (i) special causes of loss insurance (formerly known as all-risk insurance), flood and sprinkler leakage, if applicable, in an amount sufficient to prevent the Company from being or becoming a co-insurer within the terms of the policy or policies providing such insurance, and in any event for not less than the full replacement value of the Improvements and the Fixtures, as reasonably determined by the Trustee; (ii) business interruption insurance for loss occasioned by the perils commonly insured in a special causes of loss policy for a period ending no earlier than the Maturity Date and in an aggregate amount not less than the real estate taxes, additional interest and other assessments for the Real Property and the Improvements and all other continuing expenses of the Mortgaged Property including, without limitation, all payments required to be made by the Company under the Leases; (iii) commercial general liability insurance, including blanket contractual liability, completed operations and personal injury coverage, with a combined single limit for any one occurrence of at least $1,000,000 and an aggregate limit of at least $2,000,000; (iv) worker's compensation and employer's liability insurance, subject to statutory limits or better, in respect of any work or other operations on, about or in connection with the Real Property and the Improvements; and (v) such other insurance with respect to the Real Property and the Improvements in such amounts as the Trustee, from time to time, may reasonably request against such other insurable hazards which are commonly insured against in respect of property similar to the Real Property and the Improvements (and, with respect to clause (v) only, provided that such insurance is available at commercially reasonable rates).

                  (b) The insurance maintained by the Company under clauses (i),
            (ii) and, if appropriate, (v) of subparagraph (a) of this Paragraph shall bear a standard noncontributory endorsement in favor of the Trustee. The insurance maintained by the Company under clause (iii) and, if appropriate, (v) above shall name the Trustee as an additional insured. All insurance maintained by the Company shall provide that no cancellation, material change or reduction in the coverage or amounts thereof shall be effective until at least thirty
            (30) days or, in the case of


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            non-payment of premiums, ten (10) days, after written notice to the
            Trustee thereof.

                  (c) The Company shall furnish the Trustee with certificates evidencing all such policies, endorsements and renewals and evidence of payment of premiums therefor and, certified copies of all such policies, endorsements and renewals certified by the insurance carrier. In this regard, the Company further covenants and agrees that, in any suit or action for damages arising from the alleged negligence of the Company in which action the Trustee or any Holder is included or made a defendant, the Company agrees to assume all of the burden, cost and expense of the defense or settlement of such action or claim and will pay any judgment which may be obtained against the Trustee or any Holder.

                  (d) The Company shall not carry separate or additional
            insurance concurrent in form or contributing, in the event of loss, with that required hereunder unless endorsed in favor of the Trustee as loss payee or additional insured, as applicable, and designating that such insurance shall contain endorsements providing coverage secondary to the insurance required to be carried hereunder. Nothing contained herein shall prohibit the Company from holding or obtaining an owner's policy of title insurance covering the Real Property.

                  (e) Each policy of insurance required by this Shore Mortgage
            (hereinafter collectively referred to as the "Policies") shall be carried with a company which is licensed to do business in the state in which the Real Property is located and is rated A-minus-12 or higher by Best's Rating Guide, or an equivalent rating, with such other publication of a similar nature as shall be in current use, except that the Company may obtain such insurance from Lloyds of London or from a protection and indemnity club which is comparable in financial strength to insurance companies rated A-minus-12. All policies of insurance placed with a mutual company shall be nonassessable. All policies of insurance at any time carried by the Company on the Mortgaged Property (whether carried pursuant to the requirements of this Shore Mortgage or otherwise) shall name the Trustee as joint payee for all payments made by such insurance company. The Company shall pay the premiums for the Policies as the same become due and payable. Not later than thirty (30) days prior to the expiration date of each of the Policies, the Company will deliver to the Trustee a renewal policy or policies (or binder(s) evidencing-same) marked "premium paid" or accompanied by other evidence of payment of premium satisfactory to the Trustee.

                  (f) In the event of any insured loss, the Company hereby
            authorizes and directs any insurance company concerned to make payment of such loss (only with respect to the insurance policies described in subparagraphs 1.6(a)(i),


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            l.6(a)(ii) (provided, however, in the case of l.6(a)(ii) only, any such payments shall be made to the Trustee only after an Event of Default has occurred, as defined in Section 5.1 hereof, which has not been waived in writing by the Holders under the Indenture) and, as applicable, 1.6(a)(v)) directly and solely to the Trustee to be applied as hereinafter provided. The Company, acting in its reasonable judgment, shall make any necessary proof of loss and shall adjust and compromise all claims under all policies and shall cause the applicable insurance company to make payment thereof as herein provided; and the Company shall sign all receipts, vouchers, releases and other instruments which may be reasonably necessary or desirable in aid of such payment. The Insurance Proceeds paid to the Trustee shall be held as trust funds, and the Trustee shall dispose of such proceeds, as provided in Section 3.1 hereof. In the event that any Insurance Proceeds are paid by check to the Company or to the Company and the Trustee as joint payees, the Company agrees that it shall endorse such check over to the Trustee.

                  (g) In the event that the Company fails to keep the Real
            Property and the Improvements insured in compliance with this Section, the Trustee may, but shall not be obligated to, obtain insurance and pay the premiums therefor, and the Company shall, on demand, reimburse the Trustee for all sums advanced and expenses incurred in connection therewith. Such sums and expenses, together with interest thereon at the Additional Interest Rate, shall be deemed part of the Secured Obligations and secured by the lien of this Shore Mortgage.

                  (h) Subject to the provisions of Section 3.1 hereof, nothing contained in this Section or elsewhere in this Shore Mortgage shall relieve the Company of its duty to maintain, repair, replace or restore the Improvements or the Fixtures or rebuild the Improvements, from time to time, in accordance with the applicable provisions of the Transaction Documents, and nothing in this Section or elsewhere in this Shore Mortgage shall relieve the Company of its duty to pay the Secured Obligations, which shall be absolute, regardless of the occurrence of damage to or destruction of or condemnation of all or any portion of the Mortgaged Property.

            Section 1.7 Books and Records; Financial Information. The Company shall (i) keep complete and accurate books and records with respect to the Mortgaged Property; (ii) permit the Trustee to inspect such books and records during normal business hours and make copies thereof at the Trustee's expense; and (iii) provide the Trustee such information as the Trustee may from time to time reasonably request concerning the operations and financial affairs of the Company and the Mortgaged Property, including, if requested, audited annual financial statements and quarterly operating statements.


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            Section 1.8 Mortgage, Sale, Lease of the Mortgaged Property.

                  (a) The Company will not, now or in the future, mortgage,
            pledge or encumber or place any Lien or encumbrance (or permit the same to exist) on the Mortgaged Property, or any part thereof, without the prior written consent of the Trustee, except for Permitted Liens.

                  (b) The Company shall not sell, convey, transfer or otherwise alienate in any manner, whether directly or indirectly, any right, title or interest in the Mortgaged Property, or any part thereof except as expressly permitted under the Indenture, without obtaining in each such instance the prior written consent of the Trustee.

                  (c) Except as otherwise expressly permitted under the
            Transaction Documents or as otherwise expressly permitted hereunder, the Company shall not, without the Trustee's prior consent, which consent will not be unreasonably withheld, enter into any agreement with or conveyance to any other person or entity permitting the use of any excess development rights that might otherwise be used by the Company in expanding, altering, reconstructing, replacing or otherwise improving the Improvements or making any other improvements on the Mortgaged Property, or otherwise permit or suffer any change of the zoning of the Mortgaged Property or the use that may be made thereof.

            Section 1.9 Environmental - ADA. The Company agrees:

                  (a) Except for substances normally used for maintenance or operation of the Mortgaged Property which are used, stored and disposed of in accordance with all applicable Environmental Regulations, The Company shall not, nor shall it permit others to, place, store, locate, generate, produce, create, process, treat, handle, transport, incorporate, discharge, emit, spill, release, deposit or dispose of any Hazardous Substance in, upon, under, over or from the Mortgaged Property. The Company shall cause all Hazardous Substances found on or under the Mortgaged Property, which are not permitted under the foregoing sentence, and which exist in quantities which violate applicable Environmental Laws or Regulations, to be properly removed therefrom and properly disposed of at the Company's cost and expense. The Company shall not install or permit to be installed any underground storage tank on or under the Mortgaged Property. If the Trustee shall reasonably request, the Company shall at its cost obtain and deliver to the Trustee an environmental review, audit, assessment and/or report relating to the Mortgaged Property or shall have any previously delivered materials updated and/or amplified, by an engineer or scientist acceptable to the Trustee.


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                  (b) the Company shall comply with all Accessibility
            Regulations which are applicable to the Mortgaged Property. If the Trustee shall reasonably request, the Company shall at its cost obtain and deliver to the Trustee an Accessibility Regulation compliance report relating to the Mortgaged Property or shall have any previously delivered materials updated and/or amplified, by a qualified consultant acceptable to the Trustee.

                  (c) the Company shall, promptly after obtaining actual
            knowledge thereof, give notice to the Trustee of: (i) any activity in violation of any applicable Environmental Laws or Regulations relating to the Mortgaged Property, (ii) any governmental or regulatory actions instituted or threatened under any Environmental Laws or Regulations or any Accessibility Regulations affecting the Mortgaged Property, (iii) all claims made or threatened by any third party against the Mortgaged Property relating to any Hazardous Substance or a violation of any Environmental Laws or Regulations or any Accessibility Regulations, (iv) discovery by any the Company of any occurrence or condition on or under the Mortgaged Property or on or under any real property adjoining or in the vicinity of the Mortgaged Property which could subject the Company, the Trustee or the Mortgaged Property to a claim under any Environmental Laws or Regulations or Accessibility Regulations. Any such notice shall include copies of any written materials received by the Company.

                  (d) Any investigation, remedial or corrective action, taken with respect to the Mortgaged Property shall be done under the supervision of a qualified consultant, engineer or scientist acceptable to the Trustee who shall, at the Company's cost and at the completion of such investigation or action, provide a written report of such investigation or action to the Trustee.

                  (e) If the Mortgaged Property has, or is suspected to have, asbestos or asbestos containing materials ("ACM") which, due to its condition, location and/or planned building renovation or demolition, is recommended to be abated by repair, encapsulation, removal or other action, the Company shall promptly carry out the recommended abatement action. If the recommended abatement includes removal of ACM, the Company shall cause the same to be removed and disposed of offsite by a licensed and experienced asbestos removal contractor, all in accordance with Environmental Laws or Regulations. Upon completion of the recommended abatement action, the Company shall deliver to the Trustee a certificate, signed by an officer of the Company and the consultant overseeing the abatement action, certifying to the Trustee that the work has been completed in compliance with all applicable laws, ordinances, codes and regulations (including without limitation those regarding notification, removal and disposal) and that no airborne fibers beyond permissible exposure limits remain on site. The Company shall develop and implement an Operations and Maintenance Program (as


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

            contemplated by Environmental Protection Agency guidance document entitled "Managing Asbestos In Place: A Building Owner's Guide to Operations and Maintenance Programs for Asbestos-Containing Materials") for managing in place any ACM in the Mortgaged Property. The Company shall deliver a complete copy of such Operations and Maintenance Program to the Trustee and certify to the Trustee that such Program has been implemented.

                  (f) After an Event of Default, or if at any time there is a reasonable basis to believe that a violation of Environmental Laws or Regulations may have occurred on the Mortgaged Property, the Trustee shall have the right, after ten (10) days' prior written notice to the Company, to have an environmental review, audit, assessment, testing program and/or report with respect to the Mortgaged Property performed or prepared by an environmental engineering firm selected by the Trustee. The Company shall reimburse the Trustee for the cost incurred for each such action within ten (10) days following demand therefor by the Trustee. The amount shall accrue interest at the Additional Interest Rate (as defined in Section 5.2) from and including the date of disbursement by the Trustee through the date of payment by the Company.

For purposes of this Shore Mortgage, the following definitions shall apply:

            "Environmental Laws or Regulations" means and includes the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA" or the Federal Superfund Act) as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. ss.ss. 9601 et seq.; the Federal Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. ss.ss. 6901 et seq.; Chapter 455B of the Iowa Code; the Clean Water Act, 33 U.S.C. ss.ss. 1321 et seq.; and the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq., all as the same may be from time to time amended, and any other federal, state, county, municipal, local or other statute, code, law, ordinance, regulation, requirement or rule which may relate to or deal with human health or the environment, including, without limitation, all regulations promulgated by a regulatory body pursuant to any such statute, code, law or ordinance.

            "Hazardous Substances" means asbestos, asbestos containing materials, urea formaldehyde, polychlorinated biphenyls, nuclear fuel or materials, chemical waste, radioactive materials, explosives, known carcinogens, petroleum products including but not limited to crude oil or any fraction thereof, natural gas, natural gas liquids, gasoline or synthetic gas, and any other waste, material, substance, pollutant or contaminant which would subject the owner of the Mortgaged Property to any damages, penalties, liabilities, or obligations under any applicable Environmental Laws or Regulations.

            "Accessibility Regulations" means any law ordinance or regulation relating to accessibility of facility or property for disabled, handicapped and/or physically challenged


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      persons, including, without limitation, the Americans With Disabilities
      Act of 1991, as amended.

            Section 1.10 The Leases. With respect to each Lease, the Company hereby covenants and agrees that:

                  (a) The Company will promptly pay when due and payable the rentals, additional rents and other charges mentioned in and payable under the Lease within the grace and cure periods provided in the Lease.

                  (b) The Company will promptly perform and observe all of the terms, covenants and conditions required to be performed and observed by the Company, as lessee under the Lease, within the grace and cure periods provided in the Lease, and will do all things reasonably necessary to preserve and to keep unimpaired its rights under the Lease. The Company will enforce or cause to be enforced the obligations of the lessor under the Lease, to the end that the Company may enjoy all of the material rights granted to it as lessee under the Lease.

                  (c) The Company will promptly notify the Trustee of any
            material default by the Company in the performance or observance of any of the terms, covenants or conditions on the part of the Company to be performed or observed under the Lease.

                  (d) The Company will (i) promptly notify the Trustee of the receipt by the Company of any notice from the lessor under the Lease of a default by the Company in the performance or observance of any of the terms, covenants or conditions on the part of the Company to be performed or observed under the Lease, (ii) promptly notify the Trustee of the receipt by the Company of any notice from the lessor under the Lease to the Company of termination of the Lease pursuant to the provisions thereof and (iii) promptly cause a copy of each such notice received by the Company from the lessor under the Lease to be delivered to the Trustee.

                  (e) Except as otherwise expressly permitted under the
            Transaction Documents or as otherwise expressly permitted hereunder, the Company will not, without the prior consent of the Trustee (i) terminate, cancel, modify, supplement or surrender or suffer or permit any termination, modification or surrender of the Lease, (ii) fail or refuse to take timely and appropriate action to renew the Lease pursuant to the applicable provisions thereof, (iii) consent or refuse to consent to any action taken or to be taken by the lessor or anyone else under the Lease, the result of which would materially diminish or impair the security of this Shore Mortgage (as determined by the Trustee), (iv) further encumber the Leasehold Interests, notwithstanding any such right given to the Company under the Lease,


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            or (v) subordinate or consent to the subordination of the Lease to any mortgage on the lessor's interest in the premises demised by the Lease.

                  (f) Supplementing the provisions of subparagraph (e) above, if the Lease is rejected or disaffirmed by the lessor thereunder (or by any receiver, trustee, custodian or other party who succeeds to the rights of such lessor, such receiver, trustee, custodian or other party being collectively, the "acting lessor") pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar law (any such law hereinafter collectively referred to as a "Bankruptcy Law"), the Company covenants that it will not elect to treat the Lease as terminated under 11 U.S.C. ss.365(h) or any similar or successor law or right, and hereby assigns to the Trustee the sole and exclusive right to make or refrain from making any such election, and the Company agrees that any such election, if made by the Company, shall be void and of no force or effect.

                  (g) If the lessor or acting lessor under the Lease rejects or disaffirms the Lease pursuant to any Bankruptcy Law and the Trustee elects to have the Company remain in possession under any legal right the Company may have to occupy the premises leased pursuant to the Lease, then (i) the Company shall remain in such possession and shall perform all acts necessary for the Company to retain its right to remain in such possession for the unexpired term of the Lease (including all renewals thereof) whether such acts are required under the then existing terms and provisions of the Lease or otherwise, and (ii) all of the terms and provisions of this Shore Mortgage and the lien created hereby shall remain in full force and effect and shall be extended automatically to such possession, occupancy and interest of the Company.

                  (h) The Company will from time to time, after demand of the
            Company, use reasonable efforts to obtain and deliver to the Trustee a written statement from the lessor under the Lease, duly acknowledged, and certifying to the Company and the Holders (i) that the Lease is then in full force and effect and has not been modified (or, if modified, setting forth all modifications), (ii) the date to which the rent, additional rent and other charges thereunder have been paid, (iii) whether or not, to the best knowledge of lessor under the Lease, the Company is in default under the Lease, and, if the Company is in default, the specific nature of all such defaults and (iv) as to any other matters reasonably requested by the Trustee and reasonably related to the Lease.

                  (i) The Company shall deliver to the Trustee an original Non
            Disturbance and Attornment Agreement from the holder of any mortgage encumbering the real property affected by the Leasehold Interest, in a form previously agreed to by the Trustee.


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                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

            The Company makes the following representations and warranties:

            Section 2.1 Existence and Powers. The Company is a limited liability company duly created and validly existing and in good standing under the laws of the State of Delaware. The Company has the power to own its property and to carry on its business and to execute and perform the Transaction Documents. The Company has obtained all licenses and permits necessary to conduct its business in the manner presently conducted.

            Section 2.2 Ownership, Liens, Compliance with Laws. The Company owns the Mortgaged Property free from all Liens and encumbrances except for the Permitted Liens. All applicable zoning and environmental, land use, subdivision, building, fire, safety or health laws, ordinances and regulations affecting the Mortgaged Property permit the current use and occupancy thereof, and the Company has obtained all consents, permits and licenses required for such use. The Company will comply with and satisfy all applicable formalities and provisions of the laws and regulations of the United States of America and the laws of the State of Iowa in order to perfect, establish and maintain this Shore Mortgage, and any supplement or amendment hereto.

            Section 2.3 Authority, Consents. The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary action of the Company. Except for consents and approvals previously obtained, no consent or approval of, or exemption by, any person or entity, governmental or private, is required to authorize the execution, delivery and performance of the Transaction Documents or the validity thereof.

            Section 2.4 Binding Agreement. The Transaction Documents are the valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms, except to the extent limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally.

            Section 2.5 No Conflict, Default. The execution, delivery and performance by the Company of the Transaction Documents will not violate or cause default under or permit acceleration of any agreement to which the Company is a party or by which it or the Mortgaged Property is bound. To the Company's knowledge, it is not in default (beyond any applicable grace period) in the performance of any agreement, order, writ, injunction, decree or demand to which it is a party or by which it is bound.

            Section 2.6 Litigation. There is no litigation, arbitration or other proceeding in process or to the Company's knowledge pending or threatened against the Mortgaged Property or the Company which is reasonably likely to have a materially adverse effect on the ability of the


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

Company to fulfill its obligations under the Transaction Documents or on the condition, financial or otherwise, of the Company's business, properties or assets.

            Section 2.7 Use. The Mortgaged Property is not homestead property nor is it agricultural property in agricultural use.

            Section 2.8 Utilities. The Mortgaged Property is serviced by all necessary public utilities, and all such utilities are operational and have sufficient capacity.

            Section 2.9 Environmental. To the Company's knowledge:

                  (a) There is not located on, in, about, or under the Mortgaged
            Property any Hazardous Substances except for Hazardous Substances of the type ordinarily used, stored, or manufactured in connection with the ownership or operation of the Mortgaged Property as it is presently operated and such existing Hazardous Substances have been used, stored and manufactured in compliance with all Environmental Laws or Regulations.

                  (b) The Mortgaged Property is not presently used, and has not in the past been used as a landfill, dump, disposal facility, gasoline station or for the storage, generation, production, manufacture, processing, treatment, disposal, handling, transportation, or deposit of any Hazardous Substances.

                  (c) There has not in the past been, and no present threat now exists of, a spill, discharge, emission or release of a Hazardous Substance in, upon, under, over or from the Mortgaged Property or from any other property which would have an impact on the Mortgaged Property.

                  (d) There are no past or present investigations,
            administrative proceedings, litigation, regulatory hearings or other action completed, proposed, threatened or pending, alleging noncompliance with or violation of any Environmental Laws or Regulations respecting the Mortgaged Property, or relating to any required environmental permits covering the Mortgaged Property.

                  (e) The Company has disclosed to the Trustee all reports and investigations commissioned by the Company and relating to Hazardous Substances and the Land and the Improvements.

                  (f) There are not now, nor have there ever been, any above ground or underground storage tanks located in or under the Mortgaged Property. There are no wells on or under the Mortgaged Property.


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

            Section 2.10 First Mortgage Lien. This Shore Mortgage constitutes a valid mortgage and, upon proper recording hereof, will constitute a valid and perfected first priority mortgage lien, and security interest in the Mortgaged Property (subject only to the Permitted Liens and any mortgage filed pursuant to the provisions of the Intercreditor Agreement), and there are no defenses or offsets to the Company's obligations pursuant to this Shore Mortgage or the other Transaction Documents, including without limitation, the Company's applicable obligations to pay and perform the Secured Obligations.

            Section 2.11 Tax Liens; Bankruptcy. There are no federal, state or local tax claims or liens assessed or filed against the Company or the Mortgaged Property for taxes which are due and payable, unsatisfied of record or docketed in any court of the state in which the Real Property is located or in any other court located in the United States, and no petition in bankruptcy has ever been filed by the Company, or, to the Company's knowledge, against the Company, and the Company has never made any assignment for the benefit of creditors or taken advantage of any insolvency act or any act for the benefit of debtors.

            Section 2.12 Damage; Eminent Domain Proceedings. The Mortgaged Property has not been damaged or destroyed by fire or other casualty, and no condemnation or eminent domain proceedings have been commenced and none are pending with respect to the Mortgaged Property, and, to the Company's knowledge, no such condemnation or eminent domain proceedings are about to be commenced.

            Section 2.13 Leases. The Leases are now valid and subsisting leases and are in full force and effect in accordance with the terms thereof and have not been modified, and all of the rental, additional rental and other charges payable under the Leases prior to the execution hereof have been paid, and all of the material terms, conditions and agreements contained in the Leases have been performed by the Company, and no material default exists under any of the Leases. This Shore Mortgage is lawfully executed and delivered in conformity with the Leases and is and will be kept a valid first priority lien on and collateral assignment of the interest of the Company therein.


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                                   ARTICLE III
                             CASUALTY - CONDEMNATION

            Section 3.1 Damage or Destruction. During the period the indebtedness remains outstanding, in the event that the Real Property, the Improvements, or the Fixtures shall be damaged or destroyed in whole or in part, by fire or other casualty covered by insurance, the Company shall give prompt written notice thereof to the Trustee. At such time as such damage, destruction or casualty shall occur, the Insurance Proceeds shall be treated as proceeds of an Asset Sale (as defined in the Indenture) and shall be payable to the Trustee and shall be released, applied and/or distributed in accordance with Sections
4.10 and 11.4 of the Indenture. Upon the occurrence of an Event of Default which has not been waived in writing by the Holders in accordance with Section 6.4 of the Indenture, the Trustee shall have the right to apply such Insurance Proceeds in accordance with Section 6.10 of the Indenture.

            Section 3.2 Condemnation.

                  (a) During the period the indebtedness remains outstanding, in the event that the Mortgaged Property, or any part thereof, shall be taken in condemnation proceedings or by exercise of the right of eminent domain, or by conveyance in lieu of condemnation, or as a result of the exercise by any governmental authority of any right or option to purchase (hereinafter collectively called "Proceedings"), the Trustee shall have the right to participate in any such Proceedings at the Company's expense, including reasonable attorneys' fees and disbursements, and any Eminent Domain Awards that may be made or any proceeds thereof shall be deposited with the Trustee and held in trust by the Trustee and distributed in the manner herein set forth. The parties agree to execute any and all further documents that may be required in order to facilitate collection of any Eminent Domain Award and the making of any such deposit.

                  (b) During the period the indebtedness remains outstanding, if there occurs a Proceeding, any Eminent Domain Awards payable in connection therewith shall be considered a Asset Sale (as defined in the Indenture) and shall be released, applied and/or distributed in accordance with Sections 4.10 and 11.4 of the Indenture.

                  (c) Upon the occurrence of an Event of Default which has not been waived in writing by the Holders in accordance with Section 6.4 of the Indenture, the Trustee shall have the right to apply such Eminent Domain Awards in accordance with Section 6.10 of the Indenture.


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                                   ARTICLE IV
                                LEASES AND RENTS

            Section 4.1 Space Leases, Rents and Cash Collateral.

                  (a) As additional collateral security for payment of the
            Secured Obligations, and as cumulative of any and all rights and remedies herein provided, the Company hereby bargains, sells, transfers, assigns and sets over to the Trustee for the benefit of the Holders, any and all Space Leases and Rents and any and all cash collateral to be derived from the Mortgaged Property, or the use and occupation thereof, or under any contract or bond relating to the construction or reconstruction of the Mortgaged Property, including all Rents, royalties, revenues rights, deposits (including security deposits) and benefits accruing to the Company under all Space Leases, and the right to receive the same and apply them against the Secured Obligations or against the Company's other obligations hereunder or the Company's obligations under the Transaction Documents, together with all Space Leases, contracts, bonds, leases and other documents evidencing the same now or hereafter in effect and all right of the Company thereunder. Nothing contained in the preceding sentence shall be construed to bind the Trustee to the performance of any of the provisions of any such Space Lease, contract, bond, lease or other documents or otherwise impose any obligation upon the Trustee, except that the Trustee shall be accountable for any money actually received pursuant to such assignment to the extent of its disposition thereof in a manner inconsistent with this Shore Mortgage or the Transaction Documents. The Company shall deliver to the Trustee upon the Trustee's request an executed counterpart of each such Space Lease, contract, bond or other documents. The assignment of said Space Leases, Rents, income profits, proceeds and cash collateral, and any of the aforesaid rights with respect thereto and to the contracts, bonds, leases and other documents evidencing the same, is intended to be and is an absolute present assignment from the Company to the Trustee and not merely the passing of a security interest.

                  (b) So long as there shall exist no Event of Default hereunder which has not been waived in writing by the Holders in accordance with the Indenture, the Company shall have the right and license to exercise all rights, options and privileges extended to the lessor under the terms of the Space Leases, including, without limitation, the right to collect all Rents. The Company agrees to hold the same in trust and to use the same, first, in payment of the Secured Obligations, second, the Taxes and insurance premiums payable hereunder and all other charges on or against the Mortgaged Property and, third, to the expenses of the Company's business in or on the Mortgaged Property.


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

                  (c) In the event of any such Event of Default which has not been so waived, the right and license set forth in subparagraph (b) of this Section shall be automatically revoked, and, thereafter, the Trustee shall have the right and authority to exercise any of the rights or remedies referred to or set forth herein. In addition, upon such an Event of Default, the Company shall promptly pay to the Trustee (i) all rent prepayments and security or other deposits paid to the Company pursuant to any Space Leases and (ii) all charges for services or facilities or for escalations which were paid pursuant to any Space Leases to the extent allocable to any period from and after such Event of Default and any such sums received by the Trustee shall be applied by the Trustee in accordance with Section
            6.10 of the Indenture.

                  (d) If the Company is not required to surrender possession of the Mortgaged Property hereunder in the event of any such Event of Default which has not been so waived, the Company will pay monthly in advance to the Trustee, or to any receiver appointed to collect same, the income, profits or proceeds received by the Company under any of the Space Leases.

                  (e) The Company will upon the Trustee's request execute,
            acknowledge and deliver to the Trustee, in form approved by the Trustee, one or more general or specific assignments of the lessor's interest under any Space Lease (which are consistent with the foregoing provisions). The Company will, on demand, pay to the Trustee, or reimburse the Trustee for the payment of, all costs or expenses incurred in connection with the preparation or recording of any such assignment.

                  (f) The Company will (i) perform or cause to be performed the lessor's obligations under any Space Lease, (ii) enforce the performance by the lessee under its respective Space Lease of all of said lessee's material obligations thereunder and (iii) give the Trustee prompt notice and a copy of any notice of default, event of default, termination or cancellation sent or received by the Company.

                  (g) Except to the extent expressly permitted herein or under the other Transaction Documents, the Company will not, without the Trustee's written consent, (i) assign, mortgage, pledge or otherwise transfer, dispose of or encumber, whether by operation of law or otherwise, any Space Lease or the Rents or other income thereunder or therefrom, (ii) accept or permit the acceptance of a prepayment of any Rents for more than one month in advance of the due dates therefor, (iii) amend, modify or otherwise alter any Space Lease or
            (iv) cancel, terminate or accept a surrender of any Space Lease.


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

                  (h) The Company will from time to time, promptly upon the
            Trustee's request, prepare and deliver to the Trustee such information concerning the Space Leases as the Trustee shall request.

                                    ARTICLE V
                              DEFAULTS AND REMEDIES

            Section 5.1 Events of Default. Each of the following shall constitute an Event of Default hereunder:

                  (a) the occurrence of an "Event of Default" as defined in
            Section 6.1 of the Indenture; or

                  (b) the failure of the Company to observe and perform any
            covenant, condition or agreement on its part to be observed or performed in this Shore Mortgage (other than an occurrence which may sooner constitute an "Event of Default" under the Indenture) including, without limitation, the covenants contained in Article I herein for a period of thirty (30) days after written notice specifying such failure and requesting that it be remedied, given to the Company by the Trustee, unless the Trustee agrees in writing to an extension of such time prior to its expiration.

            Section 5.2 Remedies. Upon the occurrence of an Event of Default, all Secured Obligations, at the option of the Trustee, shall be accelerated and become immediately due and payable upon notice to the Company. The outstanding principal amount and the interest accrued thereon of the Secured Obligations shall be due and payable without presentment, demand or further notice of any kind, all of which are hereby expressly waived by the Company. The Company will pay to the Trustee the entire Secured Obligations or portions thereof, as applicable, and to the extent permitted by law, the premiums and penalties, if any, provided in this Shore Mortgage and each other Transaction Document, as applicable, and such payment shall be applied in accordance with Section 6.10 of the Indenture.

            In the event of any Event of Default, whether or not an acceleration shall occur, the Trustee shall have the right to proceed to protect and enforce its rights by one or more of the following remedies:

                  (a) THE TRUSTEE SHALL HAVE THE RIGHT TO BRING SUIT either for damages, specific performance of any agreement contained in any Transaction Document, or for the foreclosure of this Shore Mortgage, or for the enforcement of any other appropriate legal or equitable remedy.


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

                  (b) THE TRUSTEE SHALL HAVE THE RIGHT TO OBTAIN A RECEIVER at
            any time after an Event of Default, whether or not an action for foreclosure has been commenced. Any court having jurisdiction shall at the request of the Trustee following an Event of Default appoint a receiver to take immediate possession of the Mortgaged Property and to rent or operate the same as he may deem best for the interest of all parties concerned, and such receiver shall be liable to account to the Company only for the net profits, after application of rents, issues and profits upon the costs and expenses of the receivership and upon the Secured Obligations.

            The Trustee shall have the right, at any time to advance money to the receiver to pay any part or all of the items which the receiver should otherwise pay if cash were available from the Mortgaged Property and sums so advanced, with interest ("Additional Interest") at the per annum rate equal to the interest rate then borne by the Notes (the "Additional Interest Rate"), shall be secured hereby, or if advanced during the period of redemption shall be a part of the sum required to be paid to redeem from the sale.

                  (c) THE TRUSTEE SHALL HAVE THE RIGHT TO COLLECT THE RENTS from the Mortgaged Property and apply the same in the manner hereinbefore provided with respect to a receiver. For that purpose, the Trustee may enter and take possession of the Mortgaged Property and manage and operate the same and take any action which, in the Trustee's judgment, is necessary or proper to collect the Rents and to conserve the value of the Mortgaged Property. The Trustee may also take possession of, and for these purposes use, any and all of the Security Interests Property. The expense (including any receiver's fees, attorneys' fees, costs and agent's compensation) incurred pursuant to the powers herein contained shall be secured by this Shore Mortgage. The Trustee shall not be liable to account to the Company for any action taken pursuant hereto other than to account for any Rents actually received by the Trustee. Enforcement hereof shall not cause the Trustee to be deemed a Trustee in possession unless the Trustee elects in writing to be a Trustee in possession.

                  (d) THE TRUSTEE SHALL HAVE THE RIGHT TO ENTER AND TAKE
            POSSESSION of the Mortgaged Property and manage and operate the same in conformity with all applicable laws and take any action which, in the Trustee's judgment, is necessary or proper to conserve the value of the Mortgaged Property.

                  (e) THE TRUSTEE SHALL HAVE ALL OF THE RIGHTS AND REMEDIES
            PROVIDED IN THE IOWA UNIFORM COMMERCIAL CODE, Iowa Code Chapter 554, including the right to proceed under the Iowa Uniform Commercial Code provisions governing default as to any Security Interests


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

            Property separately from the real estate included within the Mortgaged Property, or to proceed as to all of the Mortgaged Property in accordance with its rights and remedies in respect of said real estate. If the Trustee should elect to proceed separately as to such Security Interests Property, the Company agrees to make such Security Interests Property available to the Trustee at a place or places acceptable to the Trustee, and if any notification of intended disposition of any of such Security Interests Property is required by law, such notification shall be deemed reasonably and properly given if given at least ten (10) days before such disposition in the manner hereinafter provided.

                  (f) THE TRUSTEE SHALL HAVE THE RIGHT TO FILE PROOF OF CLAIM
            and other documents as may be necessary or advisable in order to have its claims allowed in any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting the Company, its creditors or its property, for the entire amount due and payable by the Company under the Secured Obligations, this Shore Mortgage and any other instrument securing the Secured Obligations, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by the Company after such date.

Each remedy herein specifically given shall be in addition to every other right now or hereafter given or existing at law or in equity, and each and every right may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee and the exercise or the beginning of the exercise of one right shall not be deemed a waiver of the right to exercise at the same time or thereafter any other right. The Trustee shall have all rights and remedies available under the law in effect now and/or at the time such rights and remedies are sought to be enforced, whether or not they are available under the law in effect on the date hereof.

            Section 5.3 Expenses of Exercising Rights, Powers and Remedies. The reasonable expense (including any receiver's fees, attorneys' fees, appraisers' fees, environmental engineers' and/or consultants' fees, costs incurred for documentary and expert evidence, stenographers' charges, publication costs, costs (which may be estimated as to items to be expended after entry of the decree of foreclosure) of procuring all abstracts of title, continuations of abstracts of title, title searches and examinations, title insurance policies and commitments and extensions therefor, Torrens duplicate certificates of title, UCC and chattel lien searches, and similar data and assurances with respect to title as the Trustee may deem reasonably necessary either to prosecute any foreclosure action or to evidence to bidders at any sale which may be had pursuant to any foreclosure decree the true condition of the title to or the value of the Mortgaged Property, and agent's compensation) incurred by the Trustee after the occurrence of any Event of Default under this Shore Mortgage and/or in pursuing the rights, powers and remedies contained in this Shore Mortgage shall be immediately due and payable by the Company, with interest thereon at the Additional Interest Rate, and shall be added to the indebtedness secured by this Shore Mortgage.


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            Section 5.4 Restoration of Position. In case the Trustee shall have proceeded to enforce any right under this Shore Mortgage by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then, and in every such case, the Company and the Trustee shall be restored to their former positions and rights hereunder with respect to the Mortgaged Property subject to the lien hereof.

            Section 5.5 Marshalling. The Company, for itself and on behalf of all persons, parties and entities which may claim under the Company, hereby waives all requirements of law relating to the marshalling of assets, if any, which would be applicable in connection with the enforcement by the Trustee of its remedies for an Event of Default hereunder, absent this waiver. The Trustee shall not be required to sell or realize upon any portion of the Mortgaged Property before selling or realizing upon any other portion thereof.

            Section 5.6 Waivers. No waiver of any provision hereof shall be implied from the conduct of the parties. Any such waiver must be in writing and must be signed by the party against which such waiver is sought to be enforced. The waiver or release of any breach of the provisions set forth herein to be kept and performed shall not be a waiver or release of any preceding or subsequent breach of the same or any other provision. No receipt of partial payment after acceleration of any of the Secured Obligations shall waive the acceleration. No payment by the Company or receipt by the Trustee of a lesser amount than the full amount secured hereby shall be deemed to be other than on account of the sums due and payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and the Trustee may accept any check or payment without prejudice to the Trustee's right to recover the balance of such sums or to pursue any other remedy provided in this Shore Mortgage. The consent by the Trustee to any matter or event requiring such consent shall not constitute a waiver of the necessity for such consent to any subsequent matter or event.

            Section 5.7 The Trustee's Right to Cure Defaults. If the Company shall fail to comply with any of the terms hereof with respect to the procuring of insurance, the payment of taxes, assessments and other charges, the keeping of the Mortgaged Property in repair, the payment and satisfaction of Liens and encumbrances against the Mortgaged Property, the payment or performance of the Leases, the payment of any other sum or deposit required under this Shore Mortgage, or any other term herein contained, the Trustee may make advances or take other actions to perform the same without releasing the Company from any Secured Obligations and may enter upon the Mortgaged Property for any such purpose and take all such action thereon as the Trustee or any of its duly appointed agents may deem necessary or appropriate therefor. The Company agrees to repay upon demand all sums so advanced and all sums expended by the Trustee in connection with such performance, including without limitation attorneys' fees, with Additional Interest at the Additional Interest Rate from the dates such advances are made, and all sums so advanced and/or expenses incurred, with Additional Interest at the Additional Interest Rate, shall be secured hereby as Secured Obligations, but no such


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

advance and/or incurring of expense by the Trustee, shall be deemed to relieve the Company from any default hereunder, or to release the Company from any Secured Obligations. The Trustee shall not be bound to inquire into the validity of any Imposition or lien which the Company fails to pay as and when required by this Shore Mortgage and which the Company does not contest in strict accordance with the terms of this Shore Mortgage.

            Section 5.8 Suits and Proceedings. The Trustee shall have the power and authority, upon prior notice to the Company to institute and maintain any suits and proceedings as the Trustee may deem advisable to (i) prevent any impairment of the Mortgaged Property by any acts which may be unlawful or any violation of this Shore Mortgage, (ii) preserve or protect its interest in the Mortgaged Property, or (iii) restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if, in the sole opinion of the Trustee, the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to the Trustee's interest.

            Section 5.9 Waiver of Redemption Rights; Alternative Foreclosure Procedures. It is agreed that if this Shore Mortgage covers any parcel of less than ten (10) acres of land, and in the event of the foreclosure of this Shore Mortgage and sale of the property by sheriff's sale in such foreclosure proceedings, the time of one (1) year for redemption from said sale provided by the statutes of the State of Iowa with respect to such parcel shall be reduced to six (6) months provided the Trustee in such action files an election to waive any deficiency judgment against the Company which may arise out of the foreclosure proceedings; all to be consistent with the provisions of Chapter 628 of the Iowa Code.

            It is further agreed that the period of redemption after a foreclosure of this Shore Mortgage shall be reduced to sixty (60) days if all of the three following contingencies develop with respect to any parcel of real estate included in the Mortgaged Property: (1) the real estate is less than ten
(10) acres in size; (2) the court finds affirmatively that the said real estate has been abandoned by the owners and those persons personally liable under this Shore Mortgage at the time of such foreclosure; and (3) the Trustee in such action files an election to waive any deficiency judgment against the Company or its successor in interest in such action. Entry of appearance by pleading or docket entry by or on behalf of the Company shall create a presumption that the property is not abandoned. Any such redemption period shall be consistent with all of the provisions of Chapter 628 of the Code of Iowa.

            This Section shall not be construed to limit or otherwise affect any other redemption provisions contained in Chapter 628 of the Iowa Code. This Section also shall not be construed to limit the Trustee's right to elect foreclosure without redemption or to elect foreclosure by nonjudicial procedure as set forth in Chapters 654 and 655A of the Iowa Code. The Company agrees that, in the event of a foreclosure of the Mortgage, under any provision of Iowa law, the Trustee shall be entitled to sole possession and use of the Mortgaged Property during any redemption period.


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            Section 5.10 Application of Proceeds. The proceeds from the foreclosure, sale or lease or any recovery pursuant to Iowa Code Chapter 554 or hereunder shall be applied to the payment of the Secured Obligations in accordance with the Indenture if such Secured Obligations have been deemed due and payable upon the Event of Default. Any surplus of the proceeds shall be paid to the Company.

                                   ARTICLE VI
                                  MISCELLANEOUS

            Section 6.1 Binding Effect; Survival; Number; Gender. This Shore Mortgage shall be binding on and inure to the benefit of the parties hereto, their successors and assigns. All representations and warranties contained herein or otherwise heretofore made by the Company to the Trustee shall survive the execution, delivery and foreclosure hereof. The singular of all terms used herein shall include the plural, the plural shall include the singular, and the use of any gender herein shall include all other genders, where the context so requires or permits.

            Section 6.2 Severability. The unenforceabiity or invalidity of any provision of this Shore Mortgage as to any persons or circumstances shall not render that provision unenforceable or invalid as to any other persons or circumstances.

            Section 6.3 Notices. All notices and demands required or permitted to be given to or made upon any party hereto under any Transaction Document shall be in writing and shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested or by a nationally recognized courier, or by telecopier, and shall be deemed to be given for purposes of this Shore Mortgage on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this Section. Notices shall be given to or made upon the respective parties hereto at their respective addresses set forth below:

If to the Company:

Peninsula Gaining Company, LLC
3rd Street Ice Harbor
P.O. Box 1683
Dubuque, Iowa 52004-1683
Attention: James P. Rix
Telephone: (319) 583-7005
Telecopier:(319) 557-0549


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

If to the Trustee:

Firstar Bank of Minnesota, N.A.
101 East 5th Street
St. Paul, Minnesota 55101
Attention: Corporate Trust Department

Either party may change the address for notices by a notice given not less than five (5) business days prior to the effective date of the change.

            Section 6.4 Survival of Warranties, Etc. All agreements, representations and warranties made herein shall survive the execution and delivery of this Shore Mortgage.

            Section 6.5 Applicable Law. This Shore Mortgage shall be construed and enforceable in accordance with, and be governed by, the internal laws of the State of Iowa, without regard to principles of conflict of laws.

            Section 6.6 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE, BY ITS ACCEPTANCE OF THIS SHORE MORTGAGE, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SHORE MORTGAGE AND ANY OF THE OTHER SECURITY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            Section 6.7 Effect. This Shore Mortgage is in addition to and not in substitution for any other guaranties, covenants, obligations or other rights now or hereafter held by the Trustee from any other person or entity in connection with the Secured Obligations.

            Section 6.8 Assignability. The Trustee shall have the right to assign this Shore Mortgage, in whole or in part or sell participation interests herein, to any person obtaining an interest in the Secured Obligations.

            Section 6.9 Headings. Headings of the Sections of this Shore Mortgage are inserted for convenience only and shall not be deemed to constitute a part hereof.

            Section 6.10 Security Interest.

                  (a) An express security interest is hereby granted to the
            Trustee in respect to any part of the Mortgaged Property which under Iowa law might now or hereafter be construed or considered as personal property or fixtures, or otherwise be considered collateral subject to the Iowa Uniform Commercial Code, including without limitation the collateral described in granting clauses (e) hereof, and this Shore Mortgage shall constitute a security agreement in respect thereto.


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

                  (b) Upon the occurrence of an Event of Default hereunder in addition to the other rights and remedies available to it, the Trustee may exercise all other rights and remedies with respect to such property that are available to a secured party under the Iowa Uniform Commercial Code. The Company agrees to pay any reasonable attorney fees and legal expenses incurred by the Trustee in enforcing or protecting its rights under the security interest created hereunder. In the event notice of intended disposition of such property is required by law in any particular instance, the Company agrees that notice given in the manner and place provided in
            Section 6.3 hereunder and sent ten (10) days prior to a disposition of collateral is commercially reasonable notification within the meaning of the Iowa Uniform Commercial Code. Information concerning the security interests may be obtained from the Secured Party (the Trustee) at the address set forth in Section 6.3 hereof and the mailing address of the Debtor (Company) is also set forth in Section
            6.3 hereof.

                  (c) The Company warrants and agrees that no financing
            statement or security agreement covering any of the Mortgaged Property is or will be placed on file in any public office or delivered to any secured party except pursuant hereto, except for Permitted Encumbrances and Permitted Liens.

            Section 6.11 Fixture Filing. From the date of its recording, this Shore Mortgage shall be effective as a financing statement filed as a fixture filing with respect to the collateral described in the Granting Clauses hereof which are fixtures within the meaning of the Iowa Uniform Commercial Code, and for this purpose the name and address of the Debtor is the name and address of the Company, as set out in Section 6.3 herein, and the name and address of the Secured Party is the name and address of the Trustee, as set out in Section 6.3 hereof. Pursuant to the provisions of Section 554.9403 subparagraph 6 of the Iowa Code, such fixture filing remains in effect until this Shore Mortgage is released or satisfied of record or its effectiveness otherwise terminates as to the Land.

            Section 6.12 Defined Terms. All capitalized terms used in this Shore Mortgage and not defined herein shall have the meanings ascribed to them in the Indenture.

            Section 6.13 Discharge of Lien. In accordance with Section 11.4 of the Indenture and upon the observance and performance of each and every covenant and condition set forth herein and in the Indenture and the Notes, then and in that case all property, rights and interest hereby conveyed or assigned or pledged shall revert to the Company, and the estate, right, title and interest of the Trustee therein shall thereupon cease, terminate and become void; and this Shore Mortgage, and the covenants of the Company contained herein, shall be discharged and the Trustee in such case on demand of the Company and at the Company's cost and expense, shall execute and deliver to the Company a proper instrument or proper instruments acknowledging the satisfaction and termination of this Shore Mortgage, and shall convey, assign and transfer or


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

cause to be conveyed, assigned or transferred, and shall deliver or cause to be delivered, to the Mortgagor, all property, including money, then held by the Trustee hereunder.

            Section 6.14 Conflicts with Security Agreement. In the event of a conflict between the provisions of the Security Agreement and the provisions of this Shore Mortgage, the Shore Mortgage shall govern in all matters relating to the validity and enforceability of the Lien created hereby on the Real Property, the Improvements, the Fixtures, the Leases and the Rents and (except as expressly set forth to the contrary herein or in the Security Agreement), the Security Agreement shall govern in all other respects.

            Section 6.15 Shore Mortgage Absolute. The obligations of the Company under this Shore Mortgage are independent of the obligations of Company under the other Transaction Documents, and a separate action or actions may be brought and prosecuted against Company to enforce this Shore Mortgage, irrespective of whether any action is brought against Company under such other Transaction Documents. All rights of Trustee and the mortgage, assignment and security interest hereunder, and all obligations of Company hereunder, shall be absolute and unconditional, irrespective of:

                  (a) any lack of validity or enforceability of any other
            Transaction Document or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of Company under the other Transaction Documents or any other amendment or waiver of or any consent to any departure from the other Transaction Documents, including, without limitation, any increase in such obligations resulting from the extension of additional credit to the Company or otherwise;

                  (c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any other of the obligations of the Company under the other Transaction Documents;

                  (d) any manner of application of collateral, or proceeds
            thereof, to all or any of the obligations of Company under the other Transaction Documents, or any manner of sale or other disposition of any collateral for all or any of such obligations or any other assets of the Company;

                  (e) any change, restructuring or termination of the corporate restructure or existence of the Company; or


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

                  (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a third party the Company of a security interest or mortgage.

            Section 6.16 Interaction with Indenture. All terms, covenants, conditions, provisions and requirements of the Indenture are incorporated by reference in this Shore Mortgage. Notwithstanding any other provision of this Shore Mortgage, the terms and provisions of this Shore Mortgage shall be subject and subordinate to the terms of the Indenture. To the extent that the Indenture provides the Company with a particular cure or notice period, or establishes any limitations or conditions on the Trustee's actions with regard to a particular set of facts, the Company shall be entitled to the same cure periods and notice periods, and Trustee shall be subject to the same limitations and conditions, under this Shore Mortgage, as under the Indenture, in place of the cure periods, notice periods, limitations and conditions provided for under this Shore Mortgage; provided, however, that such cure periods, notice periods, limitations and conditions shall not be cumulative as between the Indenture and this Shore Mortgage. In the event of any conflict or inconsistency between the provisions of this Shore Mortgage and those of the Indenture, including, without limitation, any conflicts or inconsistencies in any definitions herein or therein, the provisions or definitions of the Indenture shall govern.

            Section 6.17 Excluded Assets. Notwithstanding anything to the contrary contained herein, if a portion of the Mortgaged Property becomes an Excluded Asset (as defined in the Indenture) after the Issue Date (as defined in the Indenture), the Trustee shall, simultaneous with the granting of the applicable Permitted Lien, without the payment of any partial release for, or any other prepayment with respect to, the Notes, release the Lien in favor of the Trustee in such Excluded Asset in accordance with the provisions of Section
11.4 of the Indenture. Once any Excluded Asset is released, such Excluded Asset shall be expressly excluded from and shall no longer be deemed Mortgaged Property under this Shore Mortgage and shall not be subject to any of the representations, covenants or obligations under this Shore Mortgage.

            Section 6.18 Indemnity. The Company hereby agrees to indemnify, defend and hold the Trustee (and its directors, officers, agents and employees) and each Holder harmless from and against any and all loss, liability, damage, claim, judgment or expense (including reasonable attorneys' fees and expenses, bond expenses, printing and automated document preparation and retention expenses and other ordinary litigation expenses) incurred by it (or such director, officer, agent or employee) in connection with the acceptance or administration of the Trustee's duties under this Shore Mortgage, any action or proceeding to foreclose this Shore Mortgage or in or to which the Trustee or any Holder may be made a party due to the existence of this Shore Mortgage or the other Transaction Documents or to which action or proceeding the Trustee or any Holder may become a party for the purpose of protecting the lien of this Shore Mortgage. All sums paid by the Trustee or any Holder to prosecute or defend the rights herein set forth shall be deemed a part of the Secured Obligations and shall be paid by the Company to the Trustee or such Holder within ten (10) days after written demand, and if not paid within that period, shall accrue interest from and including the date of disbursement or advance by the


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

Trustee or such Holder to and including the date of payment by the Company at the Additional Interest Rate.

            Section 6.19. Survey. The Company covenants and agrees to obtain a survey with respect to the Real Property, certified to Chicago Title Insurance Company and the Trustee, within 30 days following the date of this Mortgage and further covenants and agrees that (a) to the extent that such survey reveals that the legal description for all or any portion of the Real Property does not correspond to the legal description used in the Exhibits to this Mortgage, the Company and Trustee will cooperate to amend this Mortgage to correct such legal description, (b) to the extent that such survey reveals any encroachment by a structure on the Real Property onto an adjoining property or any easement or other use right on the Real Property that would interfere with the use of the affected parcel of Real Property for its intended purpose, the Company will promptly take the necessary steps to remedy the situation, including removing the encroachment, obtaining a release or modification of the easement or use right or obtaining a valid easement to maintain the encroachment, and (c) the Company will deliver to the Trustee, within 30 days of the date of delivery of the survey to the Trustee, an endorsement or endorsements to the title insurance policy in favor of the Trustee, removing the survey exception from such policy and adding to the policy any of the following provisions that were not included in the policy delivered to the Trustee on the date of this Shore Mortgage: access, tax parcel, contiguity, creditors rights, "same as survey", lender's comprehensive (ALTA form 9), zoning and subdivision.

            Section 6.20. Hotel Construction. The Company agrees that, prior to the commencement of construction of a hotel on the Real Property, the Company will deliver to the Trustee (a) a title insurance policy or commitment, which shall not contain a survey exception and which shall be in form and substance acceptable to the Trustee, from Chicago Title Insurance Company or another insurance company of equal standing, showing that the City of Dubuque has merchantable title to the parcel of the Real Property on which the hotel is to be built, subject to a lease of such parcel to the Company for a period of not less than 20 years, (b) a survey of the parcel, certified to the Trustee and the title insurance company, showing the legal description thereof and the absence of any encroachments, easements or other matters that would interfere with the construction or operation of the hotel on such parcel, (c) a sworn estimate of construction cost from the architect or engineer for the hotel project, and (d) a signed loan agreement or other financing arrangements sufficient to pay for the estimated costs of the hotel.

            Section 6.21. Acquisition of Adjacent Parcel. The Company has agreed to acquire a parcel of real estate adjacent to Parcels A and C listed in Exhibit A hereto, upon the completion of platting of said parcel. Said parcel is to be identified as Lot 1 in Adam's Company's Third Addition in the City of Dubuque, Iowa, assuming the Dubuque City Counsel approves the plat in its presently proposed form. The Company agrees that, upon completion of the acquisition of said parcel, the Company (a) will cause said parcel to be included in the title insurance policy for the parcels described in Exhibit A, or by a separate policy substantially equivalent to the policy insuring the parcels in Exhibit, at the Company's option, (b) will deliver


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

to the Trustee a survey of the parcel, certified to the Trustee and the title insurance company, showing the legal description thereof and the absence of any encroachments, easements or other matters that would interfere with the use of such parcel, and (c) will execute and deliver to the Trustee an amendment to this Shore Mortgage, in form and substance acceptable to the Trustee, subjecting to this Mortgage such additional parcel.


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

            IN WITNESS WHEREOF, the Company has executed this Shore Mortgage as of the date first written above.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE APPLIES TO ALL AGREEMENTS ENTERED INTO TO WHICH THE COMPANY AND THE TRUSTEE ARE PARTIES.

                                       PENINSULA GAMING COMPANY, LLC

                                       By __________________________

Attest:

__________________________


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

STATE OF ________________)
                         )ss:
COUNTY OF _______________)

      On this ____ day of ________________, A.D., 19__ before me, a Notary
Public in and for the State of ________, personally appeared _________________, to me personally known, who being by me duly sworn did say that the person is
(a) (the) _________________ of Peninsula Gaining Company, LLC, a Delaware limited liability company, executing the foregoing instrument, that the instrument was signed on behalf of the said limited liability company by authority of the limited liability company and the said ______________ acknowledged the execution of said instrument to be the voluntary act and deed of said limited liability company by it voluntarily executed.

                                        _____________________________________
                                        Notary Public in the State of _______


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

                                    EXHIBIT A

                    Legal Description of Fee Simple Interests

                                    PARCEL A

       Lot 3 of Adams Company's 2nd Addition in the City of Dubuque, Dubuque County, Iowa, according to the recorded plat thereof.

                                    PARCEL B

       Lots 7 and 8 of Ice Harbor Development, in the City of Dubuque, Dubuque County, Iowa, according to the recorded plat thereof.

                                    PARCEL C

       Lot 1 of Adams Company's lst Addition in the City of Dubuque, Dubuque County, Iowa, according to the recorded plat thereof.

                                    EXHIBIT B

                        The Leases and the Real Property
                         Subject to Leasehold Interests

Lots 5 and 6 of Ice Harbor Development in the City of Dubuque, Iowa.

IN WITNESS WHEREOF, the Company has executed this Shore Mortgage as of the date first written above.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE APPLIES TO ALL AGREEMENTS ENTERED INTO TO WHICH THE COMPANY AND THE TRUSTEE ARE PARTIES.

                                   PENINSULA GAMING COMPANY, LLC

                                   By /s/ M. Brent Stevens
                                      --------------------------
                                      M. Brent Stevens, CEO

Attest:

/s/ Michael S. Luzich,
----------------------
Michael S. Luzich
Secretary

STATE OF CALIFORNIA  )
                     )ss:
COUNTY OF LOS ANGELES)

      On this 9th day of July, A.D., 1999 before me, a Notary Public in and for the State of CA, personally appeared M. Brent Stevens, to me personally known, who being by me duly sworn did say that the person is the CEO of Peninsula Gaming Company, LLC, a Delaware limited liability company, executing the foregoing instrument, that the instrument was signed on behalf of the said limited liability company by authority of the limited liability company and the said CEO acknowledged the execution of said instrument to be the voluntary act and deed of said limited liability company by it voluntarily executed.


[NOTARY SEAL]                                /s/ Elizabeth Howard
                                             --------------------------------
                                             Notary Public in the State of CA